EXHIBIT 10.6

IRREVOCABLE JOINT INSTRUCTION LETTER

November 7, 2008

Pacific Ethanol California, Inc.
400 Capitol Mall, Suite 2060
Sacramento, California 95814

Ladies and Gentlemen:

Pacific Ethanol Imperial, LLC, a Delaware limited liability company (“PE Imperial”), Pacific Ethanol, Inc., a Delaware corporation (the “Company”), you, and Lyles United, LLC, a Delaware limited liability company (“Lender”) have entered into a Loan Restructuring Agreement dated as of November 7, 2008 (the “Agreement”) which contemplates the execution and delivery of this Irrevocable Joint Instruction Letter.

Until such time as Lender has informed you in writing that the New Note (as defined in the Agreement) has been repaid in full, you are hereby irrevocably authorized and instructed to immediately remit directly to Lender all future cash distributions received on account of your ownership interest in (i) PE Imperial, and (ii) Front Range Energy, LLC, a Colorado limited liability company. All such amounts remitted, despite being made directly by you to Lender, shall nevertheless be considered a distribution to the Company and a payment by the Company to Lender under the New Note.  By its execution hereof, Lender hereby agrees to promptly inform you in writing at such time as the New Note has been repaid in full.

Lender is a beneficiary hereof, and no amendment or modification to the authorization and instructions set forth herein may be made without Lender’s written consent.

Very truly yours,

PACIFIC ETHANOL, INC.

By:/s/ NEIL M. KOEHLER
Neil M. Koehler, CEO

LYLES UNITED, LLC

By:/s/ WILL LYLES
Will Lyles, Vice President

By its execution hereof, Pacific Ethanol California, Inc. hereby represents and warrants that it is authorized to enter into and execute this Irrevocable Joint Instruction Letter and to perform its obligations contemplated herein and agrees to perform all such obligations.

ACKNOWLEDGED AND AGREED:

PACIFIC ETHANOL CALIFORNIA, INC.

By:/s/ JOHN T. MILLER
John T. Miller, COO